Exhibit 23.1
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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-122536 on Form F-3, as amended, of our report dated June 29, 2005, (which report expresses an unqualified opinion and includes an explanatory paragraph which states that accounting principles generally accepted in the United
States of America, the basis on which the consolidated financial statement have been prepared, differ in certain material respects from accounting principles generally accepted in India which form the basis of the Company's general purpose financial statements) relating to the consolidated financial statements and financial statement schedules of Rediff.com India Limited and subsidiaries as of March 31, 2005 and 2004 and for each of the three years in the period ended March 31, 2005, appearing in this Annual Report on Form 20-F of Rediff.com India Limited and subsidiaries for the year ended March 31, 2005.

DELOITTE HASKINS & SELLS

Mumbai, India
June 29, 2005